SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

France Growth Fund, Inc.
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- (Name of Registrant as Specified in its Charter)
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- OPPORTUNITY-PARTNERS L.P.
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Registrant)
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applies: _____________________________________________
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applies: _____________________________________________
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computed pursuant to Exchange Act Rule 0-11 (Set forth the
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was determined):
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Exchange Act Rule 0-11(a)(2) and identify the filing for which
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60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax (914) 747-5258

June 10, 2002

Dear Fellow France Growth Fund Shareholder:

If you are reading this, you already know that I intend to nominate three persons including myself for election as directors of the Fund at the 2002 Annual Meeting of Shareholders. If we are elected, our primary objective will be to persuade the other directors of the Fund to afford all shareholders an opportunity to realize NAV as soon as possible.

In an effort to keep our soliciting costs down, we delivered a proxy statement and proxy card only to shareholders owning 3,000 shares or more in street name. Thus, if you own fewer than 3,000 shares, you will not receive our GREEN proxy card.
However, if you would like us to vote your shares in our discretion at the Annual Meeting on June 18, 2002, you may do so by contacting your brokerage firm (or bank) and requesting that it issue a "Legal Proxy" covering your shares directly to me at the above address. Any such "Legal Proxy" should be delivered (or faxed) to me before June 18, 2002.

If you have any questions about how to have a legal proxy issued for your shares, please call me at (914) 747-5262 or e-mail me at OPLP@att.net

Yours truly,



Phillip Goldstein